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For More Information Contact:

    USCS International, Inc.
    Linda Cutler
    VP, Investor Relations
    Phone: 916.636.5861
    Email: lcutler@uscs.com

    Morgen-Walke Associates, Inc.
    Suzanne Craig, Jim Byers, Doug Sherk
    Phone: 415.296.7383


                FEDERAL EXPRESS CHOOSES USCS INTERNATIONAL SUBSIDIARY,
                            INTERNATIONAL BILLING SERVICES,
                         FOR STATEMENT PROCESSING ASSISTANCE

RANCHO CORDOVA, Calif., July 14, 1997 - USCS International today announced that its subsidiary, International Billing Services (IBS), a leading provider of complete statement processing solutions, has signed a 5-year contract with Federal Express Corporation. Under the terms of the contract, IBS will process and produce billing statements sent monthly to customers of the world's leading express delivery service.

Federal Express also relied on IBS to redesign its statements, making them easier to understand, more informative and consistent with the company's corporate identity. This is the first time Federal Express has changed its statement design since the company's formation in 1971.

"This agreement is an important step in our strategy to expand our solutions to world-class companies outside of the communications marketplace," said IBS President Randy Lintecum. "We look forward to working with Federal Express to help provide exemplary billing services to their customers."

International Billing Services is the leading provider of complete statement processing solutions for the communications marketplace, with a significant presence in other industries. IBS is a USCS International (NASDAQ:USCS) company. USCS International offers customer management software and statement processing solutions to the global communications marketplace. In the United States, the company currently serves 58 percent of all cable television subscribers, 39 percent of all cellular telephone subscribers and 11 percent of all landline telephone subscribers. USCS International's clients include providers of cable television, wireless and landline telephony, direct broadcast satellite and multiple communications services in the United States and 20 other countries. More information on IBS' products and services can be found at http://www.billing.com.


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